Exhibit 23.19

[LOGO OF AMEC]

December 1, 2003

Phoenix, AZ

Companhia Vale do Rio Doce

Avenida Graça Aranha, 26

20005-900 Rio de Janiero, RJ

Brasil

Gentlemen,

AMEC E & C Services, Inc. (AMEC) hereby consents to being named in the Registration Statement on Form F-3 of Vale Overseas Limited and Companhia Vale do Rio Doce (CVRD), initially filed with the Securities and Exchange Commission on or about December 1, 2003, and all amendments thereto, in reference to AMEC’s review of CVRD’s mineral reserves as of December 31, 2002.

Very truly yours,

/S/    LARRY B. SMITH

Larry B. Smith

Technical Director, Geology & Geostatistics